8:30 am ET June 27, 2016 (Marketwired)

Air Industries Group receives $2.3M in contracts to produce landing gear components for KC-135

HAUPPAUGE, NY -- (Marketwired – June 27, 2016) – Air Industries Group (NYSE MKT: AIRI)

Air Industries Group has been awarded two contracts totaling $2.3M by Helicopter Tech Inc. of King of Prussia, Pennsylvania, to produce a major landing gear component for the KC-135 aircraft.

Under the contracts, Nassau Tool Works, a wholly owned subsidiary of Air Industries Group, will produce parts over a period of 24 months.  The first production deliveries will commence early 2018. The part, made from forged aluminum, is a critical component of the aircraft landing gear system.

“This is the first time we are producing a landing gear part for the KC-135 and it is consistent with our strategy to expand our footprint into larger aircraft platforms, including commercial aircraft,” said Dan Godin, President and CEO of Air Industries Group.  “We have two major sites with over 136,000 square feet of manufacturing space capable of machining these complex landing gear and flight safety critical parts.”

Helicopter Tech, Inc., is a women-owned small business that is one of four companies contracted under the U.S. Air Force Landing Gear Prime Vendor (LGPVC) Contract.  The contract is a $1.5 Billion dollar, 10-year contract to supply landing gear components and assemblies for 34 different platforms.  “Air Industries Group has been a critical partner for Helicopter Tech,” said Rachel Carson, CEO of Helicopter Tech, Inc.  “This contract is a welcome development in what has become a long and successful relationship between the two companies. The level of service, and the quality of the product, are best in class. We look forward to similar collaborations in the future.”

Air Industries Group supplies complete landing gear and/or landing gear parts for numerous platforms, including the F-35 Joint Strike Fighter, US Navy F-18 and E-2 Hawkeye series; US Air Force F-16, F-15, A-10, and B-1B, the Black Hawk Helicopter, the Airbus A-350 and the Airbus A-380.

For additional information, please call 631.881.4913 or by email to: ir@airindustriesgroup.com

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (NYSE MKT: AIRI) is an integrated manufacturer of precision components and provider of supply chain services for the aerospace and defense industry. The Company has over 50 years of experience in the industry and has developed leading positions in several important markets that have significant barriers to entry. With embedded relationships with many leading aerospace and defense prime contractors, the Company designs and manufactures structural parts and assemblies that focus on flight safety, including landing gear, arresting gear, engine mounts and flight controls. Air Industries Group also provides sheet metal fabrication, tube bending, and welding services.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, the ability to realize projected EBITDA, firm backlog and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the ability to consummate contemplated acquisitions, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.